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Exhibit 3.90

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Certificate of Amendment—Domestic
(15 Pa.C.S.)

Entity Number
682514

      ☒
      Limited Partnership (§ 8512)

      ☐
      Limited Liability Company (§ 8951)

Name
James D. Kraus, Esq. Buckingham, Doolittle & Burroughs, LLP
Document will be returned to the name and address you enter to the left
Address
50 S. D4ain Street, P. O. Box 1500

City	State	Zip Code
Akron	Ohio	44309-1500

Fee: $52	Filed in the Department of State on March 04 2002

        In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1.
The name of the limited partnership/limited liability company is:

Pavillion North, a Limited Partnership

2.
The date of filing of the original Certificate of Limited Partnership/Organization:

February 9, 1972

3.
Check, and if appropriate complete, one of the following:

☐
The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

☒
The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.
Check, and if appropriate complete, one of the following:

☒	The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.
☒	The amendment shall be effective on:		at		..

		Date		Hour

5.
Check if the amendment restates the Certificate of Limited Partnership/Organization:

☒
The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this 20th day of December 2001.
Pavillion North, a Limited Partnership Name of Limited Partnership/Limited Liability Company
/s/ A.M. WIGGINS, JR.
Signature
Vice President
Title
Pavillion Nursing Center, North, Inc. General Partner

"EXHIBIT A"

        The name and business address of the General Partner of the Partnership are as follows:

          Pavillion Nursing Center North, Inc., a Pennsylvania corporation, with its principal place of business at 9800 Old Perry Highway, Wexford, Allegheny County, Pennsylvania 15090.

FIRST
AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP
OF PAVILLION NORTH, A LIMITED PARTNERSHIP

        We, the undersigned, desiring to continue a limited partnership pursuant to the Pennsylvania Revised Uniform Limited Partnership Act ("Act"), state as follows:

          WHEREAS, the General and Limited Partners of Pavillion North, a Limited Partnership (the "Partnership") organized pursuant to the Pennsylvania Limited Partnership Act of April 12, 1917, P.L. 55, as amended ("Prior Act") having executed an original Certificate of Limited Partnership on January 27, 1972 and having caused same to be filed with the Recorder of Deeds of Allegheny County, Pennsylvania on February 9, 1972, recorded in Limited Partnership Volume 15, Page 423; and

          WHEREAS, on August 22, 1978, a First Amendment to Certificate of Limited Partnership was executed by the then current Partners of the Partnership and duly recorded; and

          WHEREAS, on July 20, 1979, a Second Amendment to Certificate of Limited Partnership was executed by the then current Partners of the Partnership and duly recorded; and

          WHEREAS, on November 3, 1980, a Third Amendment to Certificate of Limited Partnership was executed by the then current Partners of the Partnership and duly recorded; and

          WHEREAS, on March 30, 1984, a Fourth Amendment to Certificate of Limited Partnership was executed by the then current Partners of the Partnership and duly recorded; and

          WHEREAS, the Partners now desire to file a First Amended and Restated Certificate of Limited Partnership to reflect the terms and provisions of the First Amended and Restated Agreement of Limited Partnership dated as of December 13, 1993;

        NOW, THEREFORE, the undersigned hereby certify as follows:

          1.     The name of the Partnership shall remain as Pavillion North, a Limited Partnership.

          2.     The registered office of the Partnership shall be 9800 Old Perry Highway, Wexford, Pennsylvania 15090.

          3.     The names and business addresses of each General Partner of the Partnership are as follows:

General Partners:	Pavillion Nursing Center North, Inc. c/o Emery Medical Management Co. 26055-A Emery Road Cleveland, OH 44128-5780
and
Hollis J. Garfield
c/o Wiggins/Garfield Associates One Bigelow Square, Suite 2000 Pittsburgh, PA 15219-3030

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates set opposite their signatures below.

PAVILLION NURSING CENTER NORTH, INC.
Dated:	3/1/94	By:	/s/ A.M. WIGGINS, JR.
Vice President Title
Dated:	3/1/94	/s/ HOLLIS J. GARFIELD Hollis J. Garfield
"GENERAL PARTNERS"

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PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU